                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 11

                       FERRO CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                    THREE MONTHS ENDED
                                                                         MARCH 31
                                                               ----------------------------
(dollars in thousands-except per share amounts)
                                                                    2003            2002
                                                               ------------    ------------
Basic:
        Weighted Average Common Shares Outstanding               40,592,865      34,641,204
        Net Income                                             $      9,384    $      7,221
        Less Preferred Stock Dividend                                   547             670
        Net Income Available to Common Shareholders            $      8,837    $      6,551
    Basic Earnings Per Common Share                            $       0.22    $       0.19

    Diluted:
        Weighted Average Common Shares Outstanding               40,592,865      34,641,204
        Adjustments for assumed conversion of
          convertible preferred stock and common
          stock options                                           1,941,050       2,992,917
                                                               ------------    ------------
                                                                 42,533,915      37,634,121
        Net Income                                             $      9,384    $      7,221
        Tax effect on assumed conversion of
          convertible preferred stock                                  (103)           (126)
                                                               ------------    ------------
        Adjusted Net Income                                    $      9,281    $      7,095
    Diluted Earnings Per Share                                 $       0.22    $       0.19



                                       23